SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  January 7, 1999

SONAT INC.
(Exact name of registrant as specified in its charter)

Delaware             1-7179                    63-0647939
(State of            (Commission               (IRS Employer
Incorporation)       File Number)              Identification No.)

AmSouth-Sonat Tower,
Birmingham, Alabama                            35203
(Address of Principal Executive Offices)       (Zip code)

Registrant's telephone number, including area code:
(205) 325-3800

Item 5.  Other Events

Effective with the third quarter of 1998, Sonat Inc. (the "Company") adopted the full cost method of accounting for its exploration and production business segment. The Company's financial statements for the nine and three months ended September 30, 1998 and 1997 included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "3rd Quarter Form 10-Q") reflect such method of accounting. The Company has restated prior financial statements as a result of the conversion to full cost accounting. For the convenience of investors, set forth below are selected consolidated financial data of the Company for each of the years 1997, 1996 and 1995, restated to reflect the adoption of full cost accounting. As described in the Company's 3rd Quarter Form 10-Q, under the full cost method a "ceiling test" was applied for each quarter of 1998, which resulted in a reduction in the book value of certain oil and gas assets and a related charge to income. Under the full cost method, the "ceiling test" was not applied to restated financial information for years prior to 1998.


SELECTED CONSOLIDATED FINANCIAL DATA
Sonat Inc. and Subsidiaries

                                                 1997         1996         1995
--------------------------------------------------------------------------------
                                                           (In Millions,
                                                     Except Per-Share Amounts)
Revenues                                      $4,372.5      $3,203.6     $1,902.4
Costs and Expenses                             4,000.5       2,771.5      1,626.7
---------------------------------------------------------------------------------
Operating Income                                 372.0         432.1        275.7
Other Income, Net                                 48.9          35.8        226.1
Interest Expense, Net                             (97.2)       (88.9)        (97.1)
----------------------------------------------------------------------------------
Income before Income Taxes                       323.7         379.0        404.7
Income Tax Expense                               105.7         123.2        136.2
---------------------------------------------------------------------------------
Net Income                                     $ 218.0       $ 255.8      $ 268.5
=================================================================================
Earnings Per Share                              $ 1.98        $ 2.32       $ 2.43
Earnings Per Share-Assuming Dilution            $ 1.95      $   2.29       $ 2.41
Weighted Average Shares
   Outstanding (thousands)                     110,099       110,370      110,428
Weighted Average Shares Outstanding-
   Assuming Dilution (thousands)               111,669       111,722      111,261
Dividend Rate                                   $ 1.08      $   1.08       $ 1.08
=================================================================================
Assets                                        $5,252.1      $4,362.8     $4,013.3
Debt Maturing within One Year                  $ 461.2       $ 215.7      $ 241.7
Long-Term Debt                                 1,236.0         979.7        804.6
Stockholders' Equity                           1,961.8       1,887.5      1,736.4
---------------------------------------------------------------------------------
Total Capitalization                          $3,659.0      $3,082.9     $2,782.7
=================================================================================


                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SONAT INC.



                                    By:      /s/ John M. Musgrave
                                             ---------------------------------
                                    Name:    John M. Musgrave
                                    Title:   Treasurer


Dated:  January 7, 1999